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                                                                 Exhibit 10.29


                                VALUECLICK, INC.

                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (the "AGREEMENT") is made effective as of __________, 2000, by and among: ValueClick, Inc., a Delaware corporation (the "COMPANY") and DoubleClick Inc., a Delaware corporation (the "PURCHASER").

                                    RECITALS

         The obligations of the Company and the Purchaser under that certain Common Stock and Warrant Purchase Agreement by and between the Company and the Purchaser of even date herewith (the "PURCHASE AGREEMENT") are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Purchaser.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "COMMON STOCK" means the Common Stock of the Company.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "HOLDER" means the Purchaser so long as Purchaser holds Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 5.10 hereof.

         "IPO" means the closing of the first firmly underwritten public offering of the Company's equity securities pursuant to a registration statement filed under the Securities Act and declared effective by the Commission; PROVIDED, HOWEVER, that in no event shall a registered offering relating solely to employee benefit plans or to a Rule 145 transaction constitute the IPO.

         "INITIATING HOLDERS" means any Holder or Holders who, in the aggregate, hold not less than the required percentage of the Registrable Securities then outstanding. The "REQUIRED PERCENTAGE" shall be 20% for the purposes of Sections
5.1 and 5.3 hereof.
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         "OUTSTANDING CAPITAL STOCK" means the outstanding shares of the
Company's capital stock, calculated on an as-converted to Common Stock basis.

         "SHARES" shall mean the shares of Common Stock of the Company sold to Purchaser pursuant to the Purchase Agreement.

         "REGISTRABLE SECURITIES" means (i) the Shares and (ii) the Warrant Stock and (iii) any Common Stock of the Company issued or issuable in respect of any of the foregoing upon any conversion, stock split, stock dividend, recapitalization, or similar event; PROVIDED, HOWEVER, that securities shall only be treated as Registrable Securities if and so long as (i) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (ii) the registration rights with respect to such securities have not terminated pursuant to Section 5.11.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and
5.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legends set forth in Section 3 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

         "WARRANT" shall mean the warrant for the purchase of shares of Company Common Stock at a per share purchase price of $15.20, the form of such warrant which is attached as an exhibit to the Purchase Agreement.

         "WARRANT EXERCISE DATE" shall mean the effective date upon which the Purchaser exercises its rights to purchase Company Common Stock under the Warrant.

         "WARRANT STOCK" shall mean the Common Stock of the Company issued or issuable upon the exercise of the Warrant.

         2. RESTRICTIONS ON TRANSFERABILITY. The Shares, the Warrant Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or


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similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and the provisions of this Agreement. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement.

         3. RESTRICTIVE LEGEND. Each certificate representing the Shares, the Warrant Stock or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180-DAYS FOLLOWING THE EFFECTIVE DATE OF CERTAIN REGISTRATION STATEMENTS OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

                  Each Holder and transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

         4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 5. Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail. Each certificate evidencing the


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Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above. Each holder of Restricted Securities agrees that it will not request that a transfer of the Restricted Securities be made or that the legend set forth in Section 3 be removed from the certificate representing the Restricted Securities, solely in reliance on Rule 144(k) if as a result thereof, the Company would be rendered subject to the reporting requirements of the Exchange Act.

         5.   REGISTRATION.

                  5.1 REQUESTED REGISTRATION.

                           (a) REQUEST FOR REGISTRATION.   In case the Company
shall receive from Initiating Holders a written request that the Company effect any registration with respect to shares of Registrable Securities, so long as the Company meets the minimum qualifications for listing and inclusion on the Nasdaq National Market, the Company will:

                                        (i)   promptly give written notice of
the proposed registration to all other Holders; and

                                        (ii)  as soon as practicable, use its
best efforts to effect such registration as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to Initiating Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within 20 days after the date of such written notice from the Company.

                           Notwithstanding the foregoing, the Company shall not
be obligated to take any action to effect or complete any such registration pursuant to this Section 6.1:

                                            (A) Unless the requested
registration would include at least 20% of the Registrable Securities or any lesser than percentage so long as the aggregate offering price of all Registrable Securities sought to be registered by all Holders, net of underwriting discounts and commissions, would exceed $5,000,000;

                                            (B) During the period starting with
the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                            (C) If the Company, within ten (10)
days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other


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than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                                            (D) After the Company has effected
four (4) registrations pursuant to this Section 6.1(a), and such registrations have been declared or ordered effective;

                                            (E) After the Company has effected
two (2) registrations pursuant to the Section 6.1(a) in any twelve month period, and such registrations have been declared or ordered effective;

                                            (F) Prior to four years from the
date of this Agreement;

                                            (G) If the requested registration
would include Registrable Securities that comprise 5% or more of the Company's outstanding Common Stock unless Initiating Holders enter into underwriting arrangements pursuant to Section 5.1(b) below.

                                            (H) If the Company shall furnish to
the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. In such case, the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1(a) shall be deferred for a period not to exceed 120 days from the date of receipt of the written request from the Initiating Holders, provided that the Company may not defer registration under this deferral right for more than an aggregate of 120 days per twelve month period.

         Subject to the foregoing clauses (A) through (H), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                           (b) UNDERWRITING. In the event of a registration
pursuant to Section 5.1 that the Initiating Holder have requested be effected as part of a firm commitment underwritten public offering or with respect to which the Initiating Holders are required by Section 5.1(a)(ii)(G) to have effected pursuant to this Section 5.1(b), the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements (including arrangements for block trades) required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be


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allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement, PROVIDED, HOWEVER, that in the event of such limitation on the number of shares to be underwritten, then the shares of Company capital stock to be included in the registration held by any Company officer or director shall be reduced on a pro rata basis according to the total number of shares to be included in such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

                  5.2 COMPANY REGISTRATION.

                           (a) NOTICE OF REGISTRATION.  If at any time or from
time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                                        (i) promptly give to each Holder written
notice thereof; and

                                        (ii)include in such registration (and
any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after the date of such written notice from the Company, by any Holder.

                           (b) UNDERWRITING. If the registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

                           All Holders proposing to distribute their securities
through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to zero, PROVIDED HOWEVER, that in the event of such limitation, then the shares of Company capital stock to be included in the registration held by any Company officer or director shall be reduced on a pro rata basis according to the total number of shares to be included in such registration. The Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders


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requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement, PROVIDED, HOWEVER, in the event of such limitation on the number of shares to be underwritten in any such registration with an effective date falling prior to the expiration of two years from the IPO, then the shares of Company capital stock to be included in the registration held by any Company officer or director shall be reduced on a pro rata basis according to the total number of shares to be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

                           (c) RIGHT TO TERMINATE REGISTRATION.  The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                  5.3 REGISTRATION ON FORM S-3.

                           (a) REQUEST FOR REGISTRATION.  In case the Company
shall receive from Initiating Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request. If such offer is to be an underwritten offer, the underwriters selected by the Initiating Holders must be reasonably acceptable to the Company. The Company shall inform the other Holders of the proposed registration and offer them upon at least 20 days written notice the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3.

                           (b) Notwithstanding the foregoing, the Company shall
not be obligated to take any action pursuant to this Section 5.3:

                                        (i)   If the Company, within ten (10)
days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                                        (ii)  During the period starting with
the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee


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benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                        (iii) If the requested registration
would include Registrable Securities that comprise 5% or more of the Company's outstanding Common Stock unless Initiating Holders enter into an underwriting arrangement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval; or

                                        (iv)  If the Company shall furnish to
the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not defer registration under this deferral right for more than an aggregate of 120 days per twelve month period.

                  5.4 SUBSEQUENT REGISTRATION RIGHTS.

                           (a) The Company shall not enter into any agreement
granting any holder or prospective holder of any securities of the Company registration rights superior to the registration rights granted the Purchaser hereunder without the written consent of the holders of a majority of the Registrable Securities.

                           (b) The Company may grant to any holder of securities
of the Company registration rights on a pari passu basis with or inferior to those granted hereunder, without the consent of any holders of Registrable Securities hereunder; except and to the extent that other holders of Company securities have such rights.

                  5.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with (i) four registrations pursuant to Section 5.1, (ii) all registrations pursuant to Section 5.2, and (iii) three registrations pursuant to Section 5.3 shall be borne by the Company. Notwithstanding the foregoing, in the event that Initiating Holders cause the Company to begin a registration pursuant to Section 5.1 or Section 5.3, and the request for such registration is subsequently withdrawn by the Initiating Holders or such registration is not completed due to failure to meet the net proceeds minimum, aggregate value minimum or other requirements set forth in such section or is otherwise not successfully completed due to acts or omissions of the Initiating Holders, all Holders shall be deemed to have forfeited their right to one registration under Section 5.1 or Section 5.3, as applicable, unless the Initiating Holders pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration. All Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered, unless otherwise agreed by such Holders.


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                  5.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

                           (a) Prepare and file with the Commission a
registration statement and such amendments and supplements as may be necessary and use its best efforts to cause such registration statement to become and remain effective for at least 90 days or until the distribution described in the registration statement has been completed, whichever first occurs; and

                           (b) Furnish to the Holders participating in such
registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  5.7 INDEMNIFICATION.

                           (a) The Company will indemnify each Holder, each of
its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company for use in such document; PROVIDED, HOWEVER, that the foregoing indemnity Agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity Agreement shall not inure to the benefit of any Holder, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

                           (b) Each Holder will, if Registrable Securities held
by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, other holders of the Company's securities covered by such registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.7(b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

                           (c) Each party entitled to indemnification under this
Section 5.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  5.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

                  5.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted


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Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

                           (a) Make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                           (b) File with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c) So long as a Holder owns any Restricted
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                  5.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by the Holder provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires at least 30% of the Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like) of Registrable Securities, (iii) written notice is promptly given to the Company and (iv) such transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned without compliance with item (ii) above to (x) any constituent partner or member of a Holder which is a partnership or limited liability company, or an affiliate (as such term is defined in Rule 405 of the Securities Act) of a Holder which is a corporation, or (y) a family member or trust for the benefit of a Holder who is an individual, or a trust for the benefit of a family member of such a Holder.

                  5.11 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Section 5.1, 5.2 and 5.3 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date five years after the effective date of the IPO and (ii) such time as the Holder may sell all of such Registrable securities in any single three-month period under Rule 144.

         6.   INFORMATION RIGHTS.

                  6.1 The Company will provide the following reports to the Purchaser for so long as Purchaser or any of its affiliates continues to hold capital stock of the Company:

                           (a) As soon as practicable after the end of the
fiscal year ending December 31, 1999 and each fiscal year thereafter, and in any event within 120 days after the end of each such fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants selected by the Company, and a capitalization table in reasonable detail shall be provided upon request by the Purchaser for such fiscal year;

                           (b) At least 30 days prior to the beginning of each
fiscal year, commencing with the fiscal year beginning January 1, 2000, a budget and business plan as adopted by the Company's Board of Directors for the fiscal year; and

                           (c) As soon as practicable after the end of each
month, a consolidated balance sheet of the Company and its subsidiaries (if any), as of the end of each such monthly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries (if any), for such persons and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes), subject to changes resulting from period-end adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company; PROVIDED, HOWEVER, that in lieu of delivering such statements covering the third month of a quarterly accounting period, the Company may at is option deliver such statements covering such entire quarterly accounting period.

                  6.2 The Company will afford to Purchaser, for so long as it continues to hold any shares of Company Common Stock, reasonable access during normal business hours to the Company's facilities and to the Company's accounting books, records (including a summary capitalization table setting forth Purchaser's percentage interest of the issued and outstanding capital stock of the Company), and minutes of proceedings of the stockholders and the Board of Directors and committees of the Board of Directors, for a purpose reasonably related to such Investor's interests as a stockholder of the Company. The Company shall not be required to disclose information where to do so would violate confidentiality obligations of the Company.

                  6.3 The rights granted pursuant to this Section 6 may be assigned to any transferee, other than a competitor or potential competitor of the Company (as reasonably determined by the Company's Board of Directors), who acquires at least 30% of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like), so long as such transferee agrees in writing to be bound by the provisions of Section 6.4, below.

                  6.4 Each Purchaser or transferee of rights under this Section 6 acknowledges and agrees that any information obtained pursuant to this Section 6 will be used solely for appropriate stockholder purposes and shall be maintained in strict confidence by such Purchaser or transferee and will not be utilized by such Purchaser or transferee in connection with purchases or sales of the Company's securities except in compliance with applicable state and Federal securities laws.

                  6.5 The covenants of the Company set forth in this Section 6 shall terminate and be of no further force or effect upon the IPO or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, whichever shall occur first.

         7. LOCKUP AGREEMENT. The Purchaser and each transferee who receives Shares, Warrant Stock and any Common Stock issued or issuable in respect of any of the foregoing upon any conversion, stock split, stock dividend, recapitalization, or similar event, hereby agrees that, in connection with any registration of the offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER"), such Purchaser, Holder or transferee shall not sell or otherwise transfer any interest in any securities of the Company during the period specified by the Company's Board of Directors at the request of the Managing Underwriter (the "MARKET STANDOFF PERIOD"), with such period not to exceed 180 days following the effective date of the registration statement related to such offering. The Company shall use its reasonable best efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to executive officers and directors then holding Common Stock of the Company and holders of 2% or more of the Company's Common Stock (fully diluted and on an as-converted basis). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. Notwithstanding the foregoing, the provisions of this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a transaction within Rule 145 of the Securities Act on Form S-4 or similar form which may be promulgated in the future.

         8. APPROVAL BY PURCHASERS. So long as Purchaser holds at least ten percent of the Company's outstanding capital stock (on a fully diluted basis), the Company shall not, without first obtaining the approval of the Purchaser conduct any of the following activities:

                           (a) Issuance of securities or right to acquire
securities for financing purposes of any company that is competitive with Purchaser;

                           (b) Any amendment to the Company's certificate of
incorporation or bylaws which would have an adverse effect on Purchaser;

                           (c) Implementation of any anti-takeover defense,
including, but not limited to a stockholder rights plan; and

                           (d) The issuance of any securities for which vesting
accelerates solely upon a change of control or upon a public offering.

         9. RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 9, Company agrees that for a period commencing on the date of this Agreement and ending on the 3 year anniversary of the date of this Agreement, that it shall grant the Purchaser a right of first offer with respect to future sales by the Company of its Securities (as defined below).

         Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("SECURITIES"), the Company shall first make an offering of such Securities to the Purchaser in accordance with the following provisions.

                  9.1 The Company shall deliver a notice in accordance with
Section 16 to the Purchaser stating (i) its bona fide intention to offer such Securities, (ii) the number of such shares of Securities to be offered, and
(iii) the price and terms upon which it proposes to offer such Securities.

                  9.2 By written notification received by the Company, within twenty (20) calendar days after receipt of the notice, the Purchaser may elect to purchase or obtain at the price and on the terms specified in the notice, up to that portion of such Securities that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon exercise of the Warrant then held, by Purchaser bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities and full exercise of all options and warrants).

                  9.3 If any Securities that Purchaser is entitled to obtain pursuant to Section 9.2 are not elected to be obtained as provided in Section
9.2 hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 9.2 hereof, offer the remaining unsubscribed portion of such Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the notice. If the Company does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Purchaser in accordance herewith.

                  9.4 The right of first offer in this Section 9 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors and consultants pursuant to a plan approved by the Company's Board of Directors issued or sold for the primary purpose of soliciting or retaining their services; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act, at an offering price of at least $5.44 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and resulting in proceeds to the Company of at least $20,000,000 in the aggregate; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and that such issuances be approved by both the full board of directors and the directors designated by the Purchaser.

         10. RIGHT OF FIRST OFFER IN CONNECTION WITH SALE OF COMPANY. Subject to the terms and conditions specified in this Section 10 and so long as Purchaser holds at least ten percent of the outstanding capital stock of the Company (on a fully diluted basis), the Company hereby grants the Purchaser a right of first offer in connection with the sale of the Company.

                           (a) If the Board of Directors determines to explore a
possible Sale of the Company (as hereinafter defined), the Company will provide the Purchaser with notice of such intention (the "SALE NOTICE").

                           (b) Upon receipt of the Sale Notice, the Purchaser
shall have until the Response Date (as defined below) to make a formal offer (the "PURCHASER OFFER") for the acquisition of the Company. The Purchaser Offer shall be presented in writing to the Board of Directors, which will use good faith in evaluating the Purchaser Offer. If the Board of Directors accepts the Purchaser Offer but the transaction proposed by the Purchaser Offer is not consummated within one hundred twenty (120) days (or such longer period, if any, as mutually agreed to by the parties) after acceptance of the Purchaser Offer as a result of actions or inactions on the part of Purchaser, the Company will be free to pursue the marketing and Sale of the Company for one hundred fifty (150) days and this Section 10 will not apply to any other offers received pursuant thereto. If the Board of Directors rejects the Purchaser Offer, the Company shall be free to pursue another transaction for the Sale of the Company so long as terms of such transaction taken as a whole, as consummated, are more favorable to the Company than the Purchaser Offer, PROVIDED, HOWEVER, that so long as Purchaser is in compliance with this Section 10, the Purchaser's designees to the Board of Directors shall be permitted to attend and participate in all such Board of Director meetings regarding the Sale of the Company. The Company may not consummate any such transaction after one hundred fifty (150) days after the rejection of the Purchaser Offer.

                           The  "RESPONSE  DATE"  shall be the date which is
thirty (30) days following receipt by the Purchaser of the Sale Notice; provided, however, that if the Company has retained an investment banker, business broker or other representative to market the Company and indications of interest have been received based on a descriptive memorandum, then the Response Date shall be the later to occur of (1) the date which is thirty (30) days following receipt of the Sale Notice by the Purchaser and (2) the date which is five (5) days following the receipt by the Company of all indications of interest from the recipients of the descriptive memorandum (which recipients will be determined in the sole discretion of the Company).

                  "SALE OF THE COMPANY" is a transaction that would result in
(i) a change of control of the Company (meaning a transaction in which the Company's voting equity securities immediately prior to such transaction (or the securities into which such securities are converted as a result of such transactions) would represent less than 50% of the voting power of the equity securities of the surviving entity of such transaction as of immediately following such transaction); or (ii) a sale of all or substantially all of the Company's assets.

                           (c) If, other than during the pendency of a Sale
Notice and the procedures related thereto described in Section (b), the Company receives an unsolicited offer (the "UNSOLICITED OFFER") for the Sale of the Company, before such Unsolicited Offer is accepted by the Company, the Company shall deliver to the Purchaser an offer (the "COMPANY OFFER") for the Sale of the Company to the Purchaser for the same price and on the same terms and conditions as the Unsolicited Offer. The Company Offer shall set forth the terms of the Unsolicited Offer and shall include a copy of any writing containing the Unsolicited Offer. The Company Offer shall remain open and irrevocable for a period of twenty (20) days (the "ACCEPTANCE PERIOD") from the date of its delivery to the Purchaser.

                           The Purchaser may accept the Company Offer by
delivering to the Company a notice (the "ACCEPTANCE NOTICE") within the Acceptance Period, which notice shall state and confirm the terms upon which the Purchaser intends to acquire the Company. If the Purchaser shall fail to consummate the acquisition of the Company in accordance with the terms of the Acceptance

Notice within one hundred twenty (120) days (or such longer period, if any, set forth in the Company Offer) (the "CLOSING DATE") after the Acceptance Notice is delivered to the Company as a result of actions or inactions on the part of Purchaser, or if the Purchaser shall not deliver to the Company an Acceptance Notice during the Acceptance Period, then the Company may proceed to consummate a Sale of the Company pursuant to the Unsolicited Offer within one hundred fifty
(150) days after the Closing Date or the end of the Acceptance Period, as applicable, without further obligation to the Purchaser under this Section 10(c) with respect to the Unsolicited Offer.

                           (d)      If the Board of Directors approves a
proposed Sale of the Company to a party other than Purchaser (the "POTENTIAL THIRD PARTY PURCHASER") after fully complying with Section 10(b) and/or Section 10(c), as applicable, then Purchaser hereby agrees to vote all of its voting securities in favor of such proposed Sale of the Company if the following additional conditions shall have been met: (i) the aggregate per share amount of the cash and the fair market value, as of the date of consummation of such proposed Sale of the Company, of non-cash consideration to be received by the Purchaser for all of Purchaser's shares of Company capital stock pursuant to the Proposed Sale of the Company shall equal or exceed the highest per share price paid by the Potential Third Party Purchaser or any of its affiliates for any other shares of Company capital stock (A) in such proposed Sale of the Company or (B) otherwise during the one-year period immediately prior to the public announcement of such proposed Sale of the Company; and (ii) consummation of the proposed Sale of the Company shall result in the Potential Third Party Purchaser owning all of the capital stock or substantially all of the assets of the Company.

                  10.2 Any non-public information communicated to Purchaser by the Company in connection with this Section 10 shall be considered confidential information. Purchaser acknowledges and agrees that such information obtained pursuant to this Section 10 will be used solely for purposes of evaluating the terms of Letter of Intent and/or preparing a matching acquisition proposal, (ii) will not be utilized by Purchaser in connection with purchases or sales of the Company's securities except in compliance with applicable state and Federal securities laws, and (iii) will not be disclosed to third parties other than Purchaser's attorneys, accountants and other professionals engaged to assist Purchaser in connection with the prospective acquisition.

         11. STANDSTILL AGREEMENT. Purchaser agrees that for a period commencing on the date of this Agreement and ending the earlier of (i) the 3 year anniversary of the date of this Agreement and (ii) the occurrence of a Significant Event (as defined below), neither it nor any of its directors, executive officers or affiliates (as defined in Rule 405 under the Securities
Act) shall, without the express approval of the Board of Directors in a duly adopted resolution making reference to this Section, directly or indirectly (i) acquire additional shares of the Company's capital stock such that Purchaser would own more than 45% of the Company's capital stock on a fully diluted basis;
(ii) make or participate in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the other party; or (iii) vote its shares against the Board of Director nominees nominated by the Company's Board of Directors, so long as such slate of nominees conforms with the Voting Agreement entered into between Purchaser, Company and certain Company stockholders of even date herewith. For purposes of this Section 11, "SIGNIFICANT EVENT" shall mean, with respect to the Company, the announcement or commencement by any person or 13D Group (as defined below) of a tender or exchange offer to acquire shares of Common Stock of the Company which, if successful, would result in such person or 13D Group owning, when combined with any other shares of Common Stock of the Company owned by such person or 13D Group, 50% or more of the then outstanding shares of Common Stock of the Company; and "13D GROUP" shall mean, with respect to the voting securities of the Company, any group of persons formed for the purpose of acquiring, holding, voting or disposing of such voting securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned voting securities representing more than 5% of the total combined voting power of all such voting securities then outstanding.

         12. BOARD OF DIRECTORS. At each meeting and by each board action by written consent where members of the Company Board of Directors are to be nominated, the Company shall take all actions that are necessary to nominate to the Board of Directors such number of designees selected by the Purchaser as is required to be voted for by certain Company stockholders under the Voting Agreement entered into between Purchaser and Company of even date herewith.

         13. AMENDMENT. Except as otherwise provided above, additional parties may be added to this Agreement, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, no amendment shall be made to this Agreement which by its terms adversely affects, or which was motivated primarily by an intent to adversely affect, a Holder in a manner differently from the other Holders without the written consent of such Holder or a majority of the Registrable Securities held by the Holders in such adversely affected class, as the case may be. Any amendment or waiver effected in accordance with Section 13 shall be binding upon Purchaser and each Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company. Notwithstanding the foregoing, Section 11 hereof shall not be amended without Purchaser's consent.

         14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

         15. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

         16. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

                  16.1 if to a Holder, or at such other address as such Holder shall have furnished to the Company.

                           DoubleClick Inc.
                           450 West 33rd Street, 16th Floor
                           New York, NY  10001

                           Attn:  Elizabeth Wang
                           Fax:  (212) 287-9704

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Spear Street Tower
                           One Market Street
                           San Francisco, CA  94105
                           Attn:  Steve Camahort, Esq.
                           Fax:  (415) 222-9633

                  16.2 if to the Company, to:

                           ValueClick, Inc.
                           6450 Via Real
                           P.O. Box 5008
                           Carpinteria, CA  93014-5008
                           Attn:  Kurt Johnson
                           Fax:  (805) 566-9202

or at such other address as the Company shall have furnished to the Holders, with a copy to:

                           Brobeck, Phleger & Harrison, LLP
                           550 South Hope Street
                           Los Angeles, CA  90071
                           Attn:  Kenneth R. Bender, Esq.
                           Fax:  (213) 745-3345

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

"THE COMPANY"

ValueClick, Inc.
a Delaware corporation


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------



"THE PURCHASER"

DoubleClick Inc.
a Delaware corporation

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

















                  [Signature page to Investor Rights Agreement]

                                    EXHIBIT A

                               SCHEDULE OF HOLDERS
                       (to the Investor Rights Agreement)

"THE PURCHASER"                   "REGISTRABLE SECURITIES"

                                  __________ shares of Common Stock

                                  __________ shares of Common Stock issuable to Purchaser upon Purchaser's exercise Warrant